                                                                    Exhibit 10.9

                            ASSET PURCHASE AGREEMENT
                            ------------------------

     This Asset Purchase Agreement (the "Agreement") is entered into effective as of the 1st day of October, 1999, by and between Indian Oil Company, an Oklahoma corporation ("Seller"), and INDCO L.L.C., an Oklahoma limited liability company ("Buyer").

     WHEREAS, Seller has entered into an Agreement and Plan of Merger (as amended, the "Merger Agreement") with, among other parties, Coral Reserves, Inc. pursuant to which Seller has agreed to merge (the "Merger") with and into a new public company as part of a rollup of various limited partnerships;

     WHEREAS, the Merger Agreement provides that certain of Seller's assets (known in the Merger Agreement as the "Excluded Assets") will not be owned by Seller at the time of the Merger; and

     WHEREAS, Seller has determined that it is in its best interests to sell such assets to Buyer pursuant to the terms and conditions contained in this
Agreement:

     NOW, THEREFORE, Buyer and Seller agree as follows:

     1.   Sale and Purchase of Assets.  Upon the terms and subject to the
          ---------------------------
conditions set forth in this Agreement, at the Closing (as defined below), Seller shall sell, convey, assign and transfer to Buyer, and Buyer shall purchase from Seller, all of Seller's right, title and interest in and to the following assets (the "Assets"):

          a. The following prospects, as well as all other prospects in the work-up stage and all geological, geophysical, seismic information interpretive maps, well logs, and other well data and proprietary information applying to the prospects:

     NE Norman Prospect
     Sections 1, 2, 11, 12 of T 9N-R 2W
     Cleveland County, Oklahoma

     SW Bucklin Prospect
     Sections 13, 14, 23, 24, 25 of T 295-R 22W
     Ford County, Kansas

     Sections 19, 30 of T 295-R 21W
     Ford County, Kansas

     South Elk City
     Sections 1, 2, 3, 4, 10, 11, 12 of T 10N-R 21W
     Beckham County, Oklahoma

     Sections 33, 34, 35, 36 of T 11N-R21 W
     Washita County, Oklahoma

          b.   all of Seller's geological database;

          c. Seller's 1992 Mercedes automobile, art, furniture and office equipment as described on Schedule 1(c);

          d.   all of Seller's accounts receivable described on Schedule 1(d);
and

          e. all information, files, records, data, plans and recorded knowledge related to the foregoing.

     The parties recognize that included within the Excluded Assets are the Company's Section 29 credits. The Company is in the process of structuring a transfer of such Section 29 credits to certain of its shareholders (or their affiliates), and does not intend for such Section 29 credits to be included within the definition of "Assets" hereunder or to be transferred to Buyer hereunder. The parties further acknowledge that certain of the Assets may have been transferred to Buyer prior to the effective date of this Agreement.

     2.   No Assumption of Liabilities.  Buyer is not assuming and neither Buyer
          ----------------------------
nor the Assets shall be liable for or subject to any debts, liens, liabilities or obligations of any kind, whether contingent or absolute, due or to become due, known or unknown, asserted or unasserted, arising out of the use or operation of the Assets or out of acts, omissions, transactions or occurrences involving the Assets or Seller or Seller's business prior to or as a result of the Closing (such as, but not limited to, any tax payable with respect to Seller's business or incident to or arising as a consequence of the negotiation or consummation by Seller of this Agreement and the transactions contemplated hereby).

     3.   Purchase Price.
          --------------

     3.1  Amount.  The total purchase price (the "Purchase Price") for the
          ------
Assets shall be One Million Forty-Three Thousand Six Hundred Thirty-Two Dollars and Forty-Five Cents ($1,043,632.45), payable by the delivery at the Closing of
(i) Buyer's unsecured Promissory Note in the principal amount of Eighty-Three Thousand One Hundred Thirty-Two Dollars and Forty-Five Cents ($83,132.45), bearing interest at 6% per annum, and payable on or before December 31, 2001 and
(ii) Buyer's unsecured promissory note in the principal amount of Nine Hundred Sixty Thousand Five Hundred Dollars ($960,500.00) bearing interest at 6% per annum, and payable on or before December 31, 2001 (collectively, the "Promissory Notes"). The parties agree that the Purchase Price is inclusive of any tax, specifically including sales and use tax, that may be applicable to the transactions described herein, and Seller shall be responsible for the filing of any required sales tax return and the remittance of any tax due thereon.

     3.2  Allocation.  The Purchase Price shall be allocated among the Assets by
          ----------
Buyer and Seller as set forth on Schedule 3.2. After the Closing, neither Buyer nor Seller shall take any position or action inconsistent with such allocation of the Purchase Price. The parties shall file, in accordance with the Internal Revenue Code, an asset allocation statement on Internal Revenue Service Form 8594 consistent with such allocation of the Purchase Price.

     4.   Representations and Warranties of Seller.  Seller represents,
          ----------------------------------------
warrants, and covenants to Buyer as of the date hereof and as of the Closing as follows:

          (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma.

          (b) Except as referenced in the applicable assignments of the prospects included within the Assets, Seller has good, valid and marketable title to all of the Assets, free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and other encumbrances and defects of title of any nature whatsoever.

          (c) Seller has all right, power, and authority to enter into this Agreement and consummate the transactions described herein. This Agreement and all documents executed in connection herewith constitute the valid and legally binding obligation of Seller, enforceable in accordance with their terms and conditions.

          (d) Except for the consent of the parties to the Merger Agreement, MidFirst Bank, and Bank One, Oklahoma (which consents Seller shall use its best efforts to obtain prior to the Closing), Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any person or government or governmental agency to consummate the transactions contemplated by this Agreement.

          (e) Upon receipt of the consents required by Section 4(d) above, neither the execution and the delivery of this Agreement (or the other documents executed in connection herewith), nor the consummation of the transactions contemplated hereby, will violate any judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject or conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which it is bound or to which any of its assets are subject.

          (f) There are no legal proceedings pending against or, to the knowledge of Seller, threatened against Seller which, if adversely determined, could, in any respect, prevent or impair the ability of Seller to perform the obligations of Seller under this Agreement.

          (g) Seller has not incurred or caused to be incurred any liability for any fee or commission in the nature of a finder's, originator's or broker's fee in connection with the transactions contemplated hereby.


     5.   Representations and Warranties of Buyer. Buyer represents, warrants
          ---------------------------------------
and covenants to Seller as of the date hereof and as of the Closing as follows:

          (a) Buyer is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Oklahoma.

          (b) Buyer has all right, power, and authority to enter into this Agreement and consummate the transactions described herein. This Agreement and all documents executed in connection herewith constitute the valid and legally binding obligation of Buyer, enforceable in accordance with their terms and conditions.

          (c) Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any person or government or governmental agency to consummate the transactions contemplated by this Agreement.

          (d) Neither the execution and the delivery of this Agreement (or the other documents executed in connection herewith), nor the consummation of the transactions contemplated hereby, will violate any judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject or conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets are subject.

          (e) There are no legal proceedings pending against or, to the knowledge of Buyer, threatened against Buyer which, if adversely determined, could, in any respect, prevent or impair the ability of Buyer to perform its obligations under this Agreement.

          (f) Buyer has not incurred or caused to be incurred any liability for any fee or commission in the nature of a finder's, originator's or broker's fee in connection with the transactions contemplated hereby.

     6.   Closing.  At the Closing, Seller shall deliver to Buyer (i) a duly
          -------
executed Bill of Sale, in form and substance acceptable to Buyer; (ii) assignments in recordable form conveying the prospects which comprise the Assets; and (iii) such other documents, instruments, and assignments as Buyer may reasonably request; and Buyer shall deliver to Seller (i) the Promissory Notes and (ii) such other documents and instruments as Seller may reasonably request. Each of the parties shall pay its respective attorneys, accountants, and other fees and expenses incidental to this transaction.

     7.   Conditions to Closing; Termination.
          ----------------------------------

     7.1  Conditions to Obligations of Seller.  The obligations of Seller to
          -----------------------------------
consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, as of the Closing, of each of the following conditions unless waived by Seller:

          (a) All the representations and warranties of Buyer shall be true and correct as of the Closing Date and Buyer shall have performed all covenants and other obligations required to be performed by it on or before the Closing.

          (b) All items required to be delivered at the Closing by Buyer shall have been delivered.

     7.2  Condition to Obligations of Buyer.  The obligations of Buyer to
          ---------------------------------
consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, as of the Closing, of each of the following conditions unless waived by Buyer:

          (a) All the representations and warranties of Seller shall be true and correct as of the Closing Date and Seller shall have performed all covenants and other obligations required to be performed by it on or before the Closing.

          (b) All items required to be delivered at the Closing by Seller shall have been delivered.

     7.3  Condition to Obligations of All Parties.  The obligation of each party
          ---------------------------------------
to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, as of the Closing, of the following conditions unless waived by them: all consents required hereunder shall have been obtained and no action, suit or proceeding shall be pending or threatened before any court or quasi judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement;
(ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation; or (iii) otherwise impair the ability of any of the parties to close this Agreement.

     7.4  Termination.  This Agreement may be terminated:
          -----------

          (a)  By mutual written consent of the parties;

          (b) by Buyer if on the Closing Date any conditions set forth in Sections 7.2 or 7.3 have not been satisfied or waived; or

          (c) by Seller if on the Closing Date any conditions set forth in Sections 7.1 or 7.3 have not been satisfied or waived.

          In the event of termination of this Agreement pursuant to the terms hereof, any party who has breached this Agreement shall be liable to the nonbreaching party for any damages, costs, fees and expenses, including accounting and attorney fees, interest from the date of default and such other relief as may be determined to be appropriate.

     8.   Indemnification.
          ---------------

     8.1  Survival of Representations and Warranties.  All of the
          ------------------------------------------
representations and warranties of the parties contained in this Agreement shall survive the Closing hereunder and continue in full force and effect.

     8.2  Indemnification by Seller.  Seller shall indemnify and hold harmless
          -------------------------
Buyer and its successors, assigns, agents, employees, managers, members, attorneys and representatives, past and present (all of such released parties being hereinafter collectively referred to as the "Buyer Released Parties") in respect of any and all damages, losses, liabilities, claims, costs or expenses of any kind or nature whatsoever (collectively "Damages") asserted against or incurred by any Buyer Released Party arising out of, directly or indirectly:

          (a) any inaccuracy in or breach of any representation or warranty made by Seller herein;

          (b) any breach or nonperformance (partial or total) of any covenant or agreement of Seller contained herein; or

          (c) any other fact, circumstance, event, condition or occurrence in existence on or prior to the Closing Date, relating directly or indirectly to Seller or the Assets, even though such Damages may be suffered after the Closing Date.

     8.3  Indemnification by Buyer.  Buyer shall indemnify and hold harmless
          ------------------------
Seller and its successors, assigns, agents, employees, officers, directors, shareholders, attorneys and representatives, past and present (all of such released parties being hereinafter collectively referred to as the "Seller Released Parties") in respect of any Damages asserted against or incurred by any Seller Released Party arising out of, directly or indirectly:

          (a) any inaccuracy in or breach of any representation or warranty made by Buyer herein; or

          (b) any breach or nonperformance (partial or total) of any covenant or agreement of Buyer contained herein.

     8.4  Recoupment.  Buyer shall be entitled to reduce the amount owed under
          ----------
the Promissory Notes by the amount that Seller is required to indemnify Buyer pursuant to Section 8.2 herein or otherwise.

     8.5  Other Indemnification Provisions.  The foregoing indemnification
          --------------------------------
provisions are in addition to, and not in derogation of, any statutory, equitable (including the right to specific performance) or common law remedy any party may have for breach of a representation, warranty or covenant.

     9.   General. Each of the parties agrees to execute and deliver such other
          -------
agreements, assurances, instruments and documents at any time as may be reasonably requested by the other party and which are necessary or desirable to consummate the transaction contemplated by this Agreement. The terms of this Agreement shall be binding upon and inure to the benefit of, and shall be enforceable by, the successors and assigns of the parties hereto. This Agreement shall be governed by and construed in accordance with the laws of this State of Oklahoma. This Agreement constitutes the entire agreement between the parties, and there are no agreements, understandings, restrictions, warranties or representations between the parties other than those set forth, referenced, or contemplated herein. This Agreement may be amended only by an instrument in writing signed by all parties hereto. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall be deemed one instrument, but it shall not be effective until all parties have executed at least one counterpart.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Seller:                       INDIAN OIL COMPANY,
                              an Oklahoma corporation


                              BY:   /s/ John K. Penton
                                    ---------------------------
                                    John K. Penton
                                    Executive Vice President


Buyer:                        INDCO L.L.C.,
                              an Oklahoma limited liability company


                              BY:   /s/ Richard R. Dunning
                                    ---------------------------
                                    Richard R. Dunning, Manager

Agreed to:
---------

CORAL RESERVES, INC.


BY:  /s/ Leo E. Woodard
     ---------------------
Name: Leo E. Woodard
      --------------------
Title: President
       -------------------


CORAL RESERVES ENERGY CORP.

BY:  /s/ Leo E. Woodard
     ---------------------
Name: Leo E. Woodard
      --------------------
Title: President
       -------------------


CORAL RESERVES GROUP, LTD.

BY:  /s/ Leo E. Woodard
     ---------------------
Name: Leo E. Woodard
      --------------------
Title: CEO
       -------------------

                                 SCHEDULE 1(c)

Artwork
-------
Horsehair headstall, Cheyenne,                       $  550.00
     circa 18
Stonehead war club, beaded handle, Comanche,            450.00
     circa 1885
NW Coast ladle, musk ox horn handle,                    175.00
     circa 1890
Kiowa girl's leather dress, beads, and                1,600.00
     yellow ochre, circa 1890
Cheyenne woman's leather dress, beads, tin cones,     1,625.00
     shells, circa 1915
Arapaho child's moccasins, full beaded,                 100.00
     circa 1890
Plains Bow with 10 arrows, circa 1880-1890              700.00
Cheyenne girls dress circa 1890                       7,500.00
Wooden Indian                                         2,495.00
Cheyenne woman's dress circa 1900                     3,400.00
Sioux girl's dress circa 1885                         8,250.00
Crow Scouts Jacket circa 1870                         2,350.00
Cheyenne Gboys Breast Plate circa 1890                1,100.00
                                                    ----------
                                                    $30,295.00
                                                    ==========

Automobile
----------

1992 Mercedes                                       $28,888.92


Furniture, Fixtures and Office Equipment            $14,816.00
----------------------------------------


                                   Total            $74,000.00
                                                    ==========

                                 SCHEDULE 1(d)

Dunning Family Trust #1                                                          (0.06)
     Boatmen's Trust Interest Proceeds                               (0.06)
Dunning Family Trust #2                                                        (199.10)
Boatmen's Trust Interest Proceeds                                  (193.51)
Boatmen's Trust Interest Proceeds                                    (5.59)
Dunning Family Trust                      Policy #2     4/27/1995             6,188.59
Dunning Family Trust                      Policy #2    10/13/1995             6,077.71
Dunning Family Trust                      Policy #2     11/1/1996             6,094.30
Dunning Family Trust                      Policy #2      5/1/1997             6,188.59
Dunning Family Trust                      Policy #2     10/9/1997             6,188.59
Dunning Family Trust                      Policy #6     8/20/1996             4,959.00
Dunning Family Trust                      Policy #6    11/19/1996             4,959.00
Dunning Family Trust                      Policy #6      1/3/1997             4,959.00
Dunning Family Trust                      Policy #6     3/27/1997             4,959.00
Dunning Family trust                                    4/27/1995             9,962.50
Dunning Family Trust                                    3/27/1997             9,962.50
RRD (96 007 440)                                         5/1/1996               430.00
Prudential                                Lib Ch 2054    6/9/1997             2,069.00
Posting error 8819.4 vs. 8199.40                                                620.00
Dunning Family Trust                                     6/3/1998             4,959.00
Dunning Family Trust                                    7/25/1998             6,188.59
Dunning Family Trust                                     9/8/1998             6,825.00
Dunning Family Trust                                    9/16/1998             6,188.59
Dunning Family Trust                                     9/2/1998             4,959.00
Dunning Family Trust                                     9/8/1998            (6,825.00)
Dunning Family Trust                                    9/16/1998            (6,188.59)
Dunning Family Trust                                     9/2/1998            (4,959.00)
Dunning Family Trust                                   12/15/1998             2,319.51
Insurance                                               3/31/1999             2,319.51
                                                                             89,205.23
Difference                                                                       (0.02)
Adjusted Balance                                                             89,205.21
                                                                             =========

                                  SCHEDULE 3.2

NE Norman Prospect                                $  166,432.45
Sections 1, 2, 11, 12 of T 9N-R 2W, Cleveland
 County, Oklahoma

SW Bucklin Prospect
Sections 13, 14, 23, 24, 25 of T 295-R 22W
Ford County, Kansas

Sections 19, 30 of T 295-R 21W                       184,000.00
Ford County, Kansas

South Elk City
Sections 1, 2, 3, 4, 10, 11, 12 of T 10N-R 21W
Beckham County, Oklahoma

Sections 33, 34, 35, 36 of T 11N-R21 W               530,000.00
Washita County, Oklahoma

Accounts Receivable (as described on Schedule         89,200.00
 1(d))

Artwork (as described on Schedule 1(c))               30,295.00

Automobile (as described on Schedule 1(c))            28,888.92

Furniture, Fixtures and Office Equipment              14,816.08
                                                  -------------
TOTAL                                             $1,043,632.45
                                                  =============